AMENDED AND RESTATED

BYLAWS

OF

BELL MICROPRODUCTS INC.

TABLE OF CONTENTS

Page

ARTICLE I	OFFICES	2

Section 1.1	Principal Office	2

Section 1.2	Other Offices	2

ARTICLE II	SHAREHOLDERS	2

Section 2.1	Place of Meetings	2

Section 2.2	Annual Meeting	2

Section 2.3	Special Meetings	2

Section 2.4	Notice of Meetings	3

Section 2.5	Manner of Giving Notice; Affidavit of Notice	3

Section 2.6	Waiver of Notice or Consent by Absent Shareholders	3

Section 2.7	Quorum	3

Section 2.8	Voting	3

Section 2.9	Action Without Meeting	4

Section 2.10	Record Date	5

Section 2.11	Inspectors of Election	6

ARTICLE III	DIRECTORS	6

Section 3.1	Powers	6

Section 3.2	Number and Qualification of Directors	7

Section 3.3	Election and Term of Office	7

Section 3.4	Vacancies	7

Section 3.5	Resignation	7

Section 3.6	Removal	7

Section 3.7	Place of Meetings	8

Section 3.8	Regular Meetings	8

Section 3.9	Special Meetings; Notice	8

Section 3.10	Waiver of Notice	8

Section 3.11	Participation by Telephone	8

Section 3.12	Quorum and Action at Meeting	9

Section 3.13	Adjournment/Notice of Adjournment	9

Section 3.14	Action Without Meeting	9

Section 3.15	Committees	9

Section 3.16	Meetings and Action of Committees	9

Section 3.17	Compensation and Expenses of Directors	10

Section 3.18	Approval of Loans to Officers	10

ARTICLE IV	OFFICERS	10

Section 4.1	Officers	10

Section 4.2	Removal and Resignation	10

Section 4.3	Vacancies in Offices	11

Section 4.4	Chair of the Board	11

Section 4.5	Chief Executive Officer	11

Section 4.6	President	11

Section 4.7	Vice Presidents	11

Section 4.8	Secretary	11

Section 4.9	Chief Financial Officer	12

Section 4.10	Salaries	12

ARTICLE V	MISCELLANEOUS	12

Section 5.1	Records and Inspection Rights	12

Section 5.2	Annual Report to Shareholders; Waiver	12

Section 5.3	Annual Statement of General Information	13

Section 5.4	Checks, Drafts, Evidences of Indebtedness	13

Section 5.5	Execution of Corporate Contracts and Instruments	13

Section 5.6	Certificates for Shares	13

Section 5.7	Lost, Stolen or Destroyed Certificates	13

Section 5.8	Corporate Seal	13

Section 5.9	Indemnification of Corporate Agents	14

Section 5.10	Construction and Definitions	14

ARTICLE VI	AMENDMENTS	14

Section 6.1	Amendment by Shareholders	14

Section 6.2	Amendment by Directors	14

AMENDED AND RESTATED

BYLAWS

OF

BELL MICROPRODUCTS INC.

ARTICLE I

OFFICES

Section 1.1 Principal Office.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.  If the principal executive office is located outside California, and the corporation has one or more business offices in California, the board of directors shall fix and designate a principal business office in California.

Section 1.2 Other Offices.  The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

Section 2.1 Place of Meetings.  Meetings of shareholders shall be held at any place designated by the board of directors.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.2 Annual Meeting.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.3 Special Meetings.  Special meetings of the shareholders may be called for any purpose at any time by the president, the board of directors or the chair of the board, or by one or more shareholders holding not less than ten percent (10%) of the shares entitled to vote at that meeting.

If a special meeting is called by any person or persons other than the board of directors, a written request to give notice of the meeting, specifying the time of the meeting and the general nature of the business to be transacted, shall be delivered personally or sent by registered mail or by other facsimile transmission to the chair of the board, the president, any vice president or the secretary of the corporation.  The officer receiving the request shall cause notice to be given promptly to the shareholders entitled to vote, in accordance with the provisions of Section 2.4, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 2.4 Notice of Meetings.  Notice of meetings of the shareholders of the corporation shall be given in writing to each shareholder entitled to vote in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these bylaws, thirty (30)) nor more than sixty (60) days before the meeting.  Such notice shall state the place, date and hour of the meeting and (a) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, (b) in the case of annual meetings, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders, and (c) in the case of any meeting at which directors are to be elected, the names of the nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law (the “Code”), (ii) an amendment to the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

Section 2.5 Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of shareholders shall be given either personally or by first-class mail, or if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or by other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.  If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailings if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.  An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

Section 2.6 Waiver of Notice or Consent by Absent Shareholders.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though done at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote at the meeting, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes of the meeting.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these bylaws, the waiver of notice or consent shall state the general nature of the proposal.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of a matter not included in the notice of the meeting, if that objection is expressly made at the meeting.

Section 2.7 Quorum.  The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at a meeting of the shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented in person or by proxy at that meeting, but in the absence of a quorum, no other business may be transacted, except as provided above.

When any shareholders’ meeting is adjourned, notice of the adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless (a) the adjournment is for forty-five (45) days or more from the date set for the original meeting or (b) after the adjournment a new record date is fixed for the adjourned meeting.  In those cases, notice of the adjourned meeting shall be given pursuant to Section 2.5 to each shareholder entitled to vote at the adjourned meeting.

Section 2.8 Voting.

(a) Procedures.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.10, subject to the provisions of Sections 702 through 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).  The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting before the voting has begun.  On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.  Except as provided in Section 2.7 or in this Section 2.8, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by the Code or by the articles of incorporation.

(b) Cumulative Voting.  Shareholders entitled to vote at any election of directors shall have the right to cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are normally entitled, or to distribute their votes on the same principle among as many candidates as they shall think fit; provided, however, that no shareholder shall be entitled to cumulate votes unless the candidates’ names shall have been placed in nomination prior to commencement of the voting and at least one shareholder shall have given notice at the meeting prior to the voting of that shareholder’s intention to vote cumulatively.  If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates placed in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.  If there are more candidates for than vacancies on the board, the vacancies shall be filled by the candidates receiving the highest number of affirmative votes.

(c) Proxies.  Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by such person and filed with the secretary of the corporation.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and (f) of the Code.

Section 2.9 Action Without Meeting.  Except as otherwise provided in this Section 2.9, any action which may be taken at any meeting of shareholders may be taken without a meeting and prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless consents of all shareholders entitled to vote have been solicited in writing, (a) prompt notice shall be given, in accordance with the provisions of Section 2.5, of actions taken without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing; and (b) in the case of any shareholder approval which is (i) obtained without a meeting by less than unanimous written consent and (ii) pursuant to Code Section 310 (approval of contracts or transactions with an interested director), Section 317 (indemnification of agents of the corporation), Section 1201 (reorganization) or Section 2007 (plan of distribution on dissolution not in accordance with the rights of outstanding preferred shares), notice of such approval shall be given at least ten (10) days before the consummation of the action authorized by such approval.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for their election; provided, however, that a director may be elected at any time to fill a vacancy that has not been filled by the directors, except for a vacancy created by removal, by written consent of a majority of the outstanding shares entitled to vote.

Section 2.10 Record Date.

(a) Established by the Board of Directors.  In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b) Established by Operation of Law.  If no record date is fixed:

(i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held;

(ii) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board of directors has been taken, shall be the day on which the first written consent is given; and

(iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

(c) Effect of Determination of Record Date.  Shareholders of record at the close of business on the record date are entitled to notice and to vote, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by agreement or in the Code.

Section 2.11 Inspectors of Election.  Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment.  If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 3.1 Powers.  Subject to the provisions of the Code and to any limitations in the articles of incorporation or these bylaws requiring shareholder authorization or approval of a particular action, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the board of directors.  The board of directors may delegate the management of day-to-day operation of the business of the corporation to a management company or other person; provided, however, that the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the board of directors.

Section 3.2 Number and Qualification of Directors.  This corporation shall have a fixed number of two (2) directors until changed by an amendment to the articles of incorporation, or by an amendment to this Section 3.2 adopted by holders of a majority of the outstanding shares entitled to vote.

Any amendment of these bylaws specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that an amendment to the articles of incorporation or this Section 3.2 reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting to it in the case of an action by written consent are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall remove any director prior to the expiration of such director’s term of office.  The directors need not be shareholders of the corporation.

Section 3.3 Election and Term of Office.  The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.  Subject to the provisions of Sections 3.5 and 3.6, each director shall hold office until the expiration of the term for which elected and until a successor has been elected.

Section 3.4 Vacancies.  Except for a vacancy created by the removal of a director, vacancies in the board of directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director.  The shareholders shall elect a director or directors to fill any vacancy created by removal, and the shareholders may elect a director or directors at any time to fill a vacancy not filled by the directors, but such election, if by written consent, shall be pursuant to the provisions of Section 2.9.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected.

Section 3.5 Resignation.  Any director may resign effective upon giving written notice to the chair of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.6 Removal.  The board of directors may declare vacant the office of a director who has been declared of unsound mind by order of court, or who has been convicted of a felony.  Any or all of the directors may be removed without cause by an affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that unless the entire board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and either the entire number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

Section 3.7 Place of Meetings.  Meetings of the board of directors may be held at any place which has been designated in the notice of the meeting, or, if not stated in the notice or if there is no notice, designated in the bylaws or by resolution of the board of directors.  In the absence of designation, meetings shall be held at the principal executive office of the corporation.

Section 3.8 Regular Meetings.  Unless determined otherwise by the board of directors, immediately following, and at the same place as, each annual meeting of shareholders, the board of directors shall hold without call or notice other than this bylaw a regular meeting for the purposes of organization, election of officers and the transaction of other business.  Other regular meetings of the board of directors shall be held without notice at such time and place as shall be determined from time to time by the board of directors.

Section 3.9 Special Meetings; Notice.  Special meetings of the board of directors may be called at any time by the chair of the board or the president or any vice president or the secretary or any two directors.  Notice of the time and place of all special meetings shall be given to each director by any of the following means:

(a) By personal delivery, or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means at least forty-eight (48) hours prior to the time of the meeting; or

(b) By first-class mail, postage prepaid, at least four (4) days prior to the time of the meeting.

Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

Section 3.10 Waiver of Notice.  Notice of a meeting need not be given to any director who, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting also need not be given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

Section 3.11 Participation by Telephone.  Members of the board of directors may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment.  Participation in a meeting pursuant hereto constitutes presence in person at that meeting if all of the following apply:

(a) Each member participating in the meeting can communicate with all of the other members concurrently.

(b) Each member is provided the means of participating in all matters before the board, including the capacity to propose, or to interpose an objection, to a specific action to be take by the corporation.

(c) The corporation adopts and implements some means of verifying both of the following:

(i) A person communicating by telephone, electronic video screen, or other communication equipment is a director entitled to participate in the board meeting; and

(ii) All statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director.

Section 3.12 Quorum and Action at Meeting.  A majority of the authorized number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.13 of these bylaws.  Subject to the provisions of the Code, an act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.13 Adjournment/Notice of Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.9 of these bylaws, to the directors who were not present at the time of the adjournment.

Section 3.14 Action Without Meeting.  An action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board individually or collectively consent in writing to that action.  The written consent or consents shall be filed with the minutes of the board.  Actions by written consent shall have the same force and effect as a unanimous vote of the directors.

Section 3.15 Committees.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors and each of which, except to the extent provided in the resolution and as limited by Section 311 of the Code, shall have all the authority of the board of directors. Further, the board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Each committee shall serve at the pleasure of the board.

Section 3.16 Meetings and Action of Committees.  Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, with such changes in the context of these bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time for regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee.  Special meetings of committees may also be called by resolution of the board of directors.  Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  Minutes shall be kept of each meeting of any committee and shall be filed with the corporate records.  The board of directors may adopt such other rules for the governance of any committee as are not inconsistent with the provisions of these bylaws.

Section 3.17 Compensation and Expenses of Directors.  Directors and members of committees shall not receive compensation for their services or reimbursement for their expenses except in amounts fixed or determined by resolution of the board of directors.  This Section 3.17 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

Section 3.18 Approval of Loans to Officers.  Following the approval of this Section 3.18 by the shareholders of the corporation, the corporation may, upon the approval of the board of directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the board of directors, and (iii) the approval of the board of directors is by a vote sufficient without counting the vote of any interested director or directors.

ARTICLE IV

OFFICERS

Section 4.1 Officers.  The officers of the corporation shall be a president, a secretary and a chief financial officer, all of whom shall be chosen by, and serve at the pleasure of, the board of directors.  The corporation may also have, at the discretion of the board of directors, a chair of the board, one or more vice presidents and such other officers as may be deemed expedient for the proper conduct of the business of the corporation, each of whom shall have such authority and shall perform such duties as the board of directors may from time to time determine.  One person may hold two or more offices.

Section 4.2 Removal and Resignation.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by the board of directors or, except in the case of an officer chosen by the board of directors, by an officer upon whom such power of removal may be conferred by the board of directors.  Any officer may resign at any time by giving written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  Any resignation shall take effect at the date of the receipt of the notice or at any later time specified in the notice, and unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.3 Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

Section 4.4 Chair of the Board.  The chair of the board, if such an officer be elected, shall, if present, preside at all meetings of the shareholders and the board of directors and shall exercise and perform such other powers and duties incident to the office or as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws.  If there be no chief executive officer, then the chair of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.5 of these bylaws.

Section 4.5 Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, if there be such an officer, the chief executive officer shall have general supervision, direction, and control of the business and the officers of the corporation.  In the absence or nonexistence of a chair of the board, the chief executive officer shall, if present, preside at all meetings of the shareholders and at all meetings of the board of directors.  He shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

Section 4.6 President.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board and the chief executive officer, if there be any such officers, the president shall, subject to the control of the chief executive officer, if there be a chief executive officer, have general supervision, direction, and control of the business and the officers of the corporation and shall exercise such other and further authority and responsibility as the chief executive officer may delegate.  In the absence or nonexistence of the chair of the board or the chief executive officer, the president shall, if present, preside at all meetings of the shareholders and at all meetings of the board of directors.  He shall have the general powers and duties of management usually vested in the office of the president of a corporation who reports to a chief executive officer and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.  If there be no chair of the board or chief executive officer, the president shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.5 of these bylaws.

Section 4.7 Vice Presidents.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, the chair of the board or the president.

Section 4.8 Secretary.  The secretary shall keep, or cause to be kept, at the corporation’s principal executive office, or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders.  The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine the actions taken at the meeting and whether the meeting was held in accordance with the law and these bylaws.  The secretary shall keep, or cause to be kept, at the corporation’s principal executive office, or at the office of its transfer agent or registrar, a share register showing the names and addresses of all shareholders, the number and class of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.  The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees required to be given by the bylaws, and shall keep the seal of the corporation, if one is adopted, in safe custody.  The secretary shall have such other powers and perform such other duties as may be properly prescribed by the board of directors, the chair of the board or the president.

Section 4.9 Chief Financial Officer.  The chief financial officer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account.  The chief financial officer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors from time to time as may be required by the board of directors an account of all transactions as chief financial officer and of the financial condition of the corporation.  The chief financial officer shall have such other powers and perform all duties incident to the office or which may be properly prescribed by the board of directors, the chair of the board or the president.

Section 4.10 Salaries.  The salaries of the officers may be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

ARTICLE V

MISCELLANEOUS

Section 5.1 Records and Inspection Rights.  The corporation shall keep such records (including shareholder lists, accounting books, minutes of meetings and other records) as are required by the Code, and these records shall be open to inspection by the directors and shareholders of the corporation to the extent permitted by the Code.

Section 5.2 Annual Report to Shareholders; Waiver.  The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation.  Such report shall be sent at least fifteen (15) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these bylaws for giving notice to shareholders of the corporation.

The annual report shall contain a balance sheet as of the end of the fiscal year, an income statement, and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.  The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by less than one hundred (100) holders of record.

Section 5.3 Annual Statement of General Information.  The corporation, during the applicable filing period every year, shall file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth:  the names and complete business or residence addresses of all incumbent directors; the number of vacancies on the board, if any; the names and complete business or residence addresses of the president, secretary and chief financial officer; the street address of its principal executive office or principal business office in this state; and the general type of business constituting the principal business activity of the corporation; together with a designation of the agent of the corporation for the purpose of service of process.  All of the requirements of this Section 5.3 shall be carried out in compliance with Section 1502 of the Code.

Section 5.4 Checks, Drafts, Evidences of Indebtedness.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 5.5 Execution of Corporate Contracts and Instruments.  Subject to restrictions on corporate loans and guarantees to directors, officers, employees or shareholders as provided by Section 315 of the Code, the board of directors may authorize any officer or officers or agent or agents, or appoint an attorney-in-fact or attorneys-in-fact, to enter into any contract or execute any instrument in the name of, and on behalf of, the corporation, and this authority may be general or confined to specific instances; and unless so authorized or appointed, or unless afterwards ratified by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.6 Certificates for Shares.  Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chair or vice chair of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be that officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5.7 Lost, Stolen or Destroyed Certificates.  The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed.  As a condition to the issuance of a new share certificate, the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

Section 5.8 Corporate Seal.  The corporation may have a corporate seal in such form as shall be prescribed and adopted by the board of directors.

Section 5.9 Indemnification of Corporate Agents.  The corporation shall be authorized to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person’s having been made or having been threatened to be made a party to a proceeding in excess of indemnification expressly permitted by Section 317 of the Code, to the fullest extent permissible under California law, and the corporation shall be authorized to advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of Section 317 of the Code.  The terms “agent,” “proceeding” and “expenses” used in this Section 5.9 shall have the same meaning as such terms in said Section 317 of the Code.

The corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against, or incurred by, the agent in such capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of Section 317 of the Code.

Section 5.10 Construction and Definitions.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VI

AMENDMENTS

Section 6.1 Amendment by Shareholders.  New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the articles of incorporation.

Section 6.2 Amendment by Directors.  Subject to the right of shareholders as provided in Section 6.1, bylaws other than a bylaw or amendment thereof changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors) may be adopted, amended or repealed by the board of directors.